Exhibit 10.2

JPMorgan Chase Bank, National Association

London Branch
25 Bank Street
Canary Wharf
London E14 5JP
England

March 22, 2018
To:	Accelerate Diagnostics, Inc.
3950 South Country Club, Suite 470
Tucson, AZ 85714
Attention: General Counsel
Telephone No.: +1 (520) 365-3100

Re: Forward Stock Purchase Transaction

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Accelerate Diagnostics, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous agreements and serve as the final documentation for the Transaction.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and together with the Swap Definitions, the “Definitions”) in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions shall govern and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.           This Confirmation evidences a complete binding agreement between Counterparty and JPMorgan as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein) shall be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Master Agreement”) as if JPMorgan and Counterparty had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine) (i) the election of US Dollars (“USD”) as the Termination Currency, and (ii) (a) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Master Agreement shall apply to JPMorgan with a “Threshold Amount” of three percent of the shareholders’ equity of JPMorgan, (b) the phrase “, or becoming capable at such time of being declared,” shall be deleted from clause (1) of such Section 5(a)(vi), (c) “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of JPMorgan’s (or its subsidiaries’) banking business and (d) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”) on the Trade Date. In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates shall be governed by the Master Agreement.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP

Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.

Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct

Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

2.           The Transaction constitutes a Share Forward for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	March 23, 2018

Effective Date:	March 27, 2018, subject to cancellation of the Transaction as provided in Section 7(c) “Early Unwind” below.

Seller:	JPMorgan

Buyer:	Counterparty

Shares:	The shares of common stock, $0.001 par value, of Counterparty (Ticker Symbol: “AXDX”).

Number of Shares:	Initially 1,858,500 Shares. On each Settlement Date, the Number of Shares shall be reduced by the Daily Number of Shares delivered by JPMorgan to Counterparty on such Settlement Date.

Daily Number of Shares:	For any Valuation Date occurring prior to the Maturity Date, the number of Shares specified by JPMorgan in the related Settlement Notice (as defined below under “Valuation Dates”), which shall not exceed the Number of Shares on such Valuation Date, and for the Valuation Date occurring on the Maturity Date, if any, the Number of Shares on such Valuation Date.

Maturity Date:	March 15, 2023 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	$24.25

Prepayment:	Applicable

Prepayment Amount:	$45,068,625.00

Prepayment Date:	The Effective Date, so long as no cancellation of the Transaction has occurred as provided in Section 7(c) “Early Unwind.”

Exchange:	The NASDAQ Capital Market

Related Exchange(s):	All Exchanges; provided that Section 1.26 of the Equity Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of such section.

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Calculation Agent:

JPMorgan; provided that following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Master Agreement with respect to which JPMorgan is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the first date the Calculation Agent fails to timely make such calculation, adjustment or determination or to perform such obligation, as the case may be, and ending on the earlier of the Early Termination Date with respect to such Event of Default and the date on which such Event of Default is no longer continuing, as the Calculation Agent.

All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon written request by Counterparty, the Calculation Agent will provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation; provided, however, that in no event will the Calculation Agent be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it.

Settlement Terms:

Physical Settlement:	Applicable. In lieu of Section 9.2(a)(iii) of the Equity Definitions, JPMorgan will deliver to Counterparty the Daily Number of Shares for the related Valuation Date on the relevant Settlement Date.

Valuation Dates:

(a) Any Scheduled Trading Day following the Effective Date designated by JPMorgan in a written notice (a “Settlement Notice”) that is delivered to Counterparty at least two Scheduled Trading Days prior to such Valuation Date, specifying (i) the Daily Number of Shares for each such Valuation Date and (ii) the related Settlement Date(s) and (b) the Maturity Date.

If on any Exchange Business Day, the Number of Shares is greater than the number of Shares underlying all of Counterparty’s then outstanding 2.50% Convertible Senior Notes due 2023 (the “Notes”), Counterparty may provide written notice to JPMorgan of such fact (such notice, a “Notional Excess Notice”). Promptly following the date 90 calendar days immediately following the date on which JPMorgan receives a Notional Excess Notice from Counterparty (taking into consideration the amount of time necessary to complete any related unwind activity with respect to JPMorgan’s Hedge Positions), JPMorgan shall deliver a Settlement Notice to Counterparty designating a Valuation Date and related Settlement Date with respect to a Daily Number of Shares such that the Number of Shares following such Settlement Date is less than or equal to the number of Shares underlying all then outstanding Notes.

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Valuation Date” after the word “material,” in the third line thereof, and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

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Regulatory Disruption:	Any event that JPMorgan, in its commercially reasonable discretion and in good faith, based on the advice of legal counsel, determines makes it advisable with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures applicable to JPMorgan (provided that such requirements, policies and procedures relate to legal or regulatory issues and are generally applicable in similar situations and applied in a consistent manner in similar transactions), including any requirements, policies or procedures relating to JPMorgan’s commercially reasonable hedging activities hereunder (provided that such requirements, policies and procedures are generally applicable in similar situations and applied in a consistent manner in similar transactions), to refrain from or decrease any market activity in connection with the Transaction. JPMorgan shall notify Counterparty as soon as reasonably practicable (but in no event later than three Scheduled Trading Days) that a Regulatory Disruption has occurred and the Valuation Dates affected by it, and JPMorgan shall promptly notify Counterparty of any termination of such Regulatory Disruption.

Dividends:

Dividend Payment:	In lieu of Section 9.2(a)(iii) of the Equity Definitions, JPMorgan will pay to Counterparty the Dividend Amount on the third Currency Business Day immediately following the Dividend Payment Date.

Dividend Amount:	(a) 100% of the per Share amount of any cash dividend declared by the Issuer to holders of record of a Share on any record date occurring during the period from, and including, the Effective Date to, but excluding, the final Settlement Date, multiplied by (b) the Number of Shares on such record date (after giving effect to any reduction on such record date, if such record date is a Settlement Date).

Dividend Payment Date:	Each date on which the relevant Dividend Amount is paid by the Issuer to shareholders of record.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that the parties agree that open market Share repurchases at prevailing market price or accelerated share repurchases, forward contracts or similar transactions (including without limitation any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Counterparty’s Shares shall not be considered Potential Adjustment Events. For the avoidance of doubt, the payment of any cash dividend or distribution on the Shares shall not constitute a Potential Adjustment Event but instead shall be governed by the provisions set forth under the heading “Dividends” above.

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Extraordinary Events:

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or their respective successors)”.

Consequences of Merger Events:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment

Share-for-Combined:	Cancellation and Payment; provided that JPMorgan may elect in its commercially reasonable discretion Component Adjustment for all or part of the Transaction.

Consequences of Tender Offers:

Tender Offer:	Applicable; provided that the definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing the phrase “greater than 10% and less than 100% of the outstanding voting shares of the Issuer” with “(x) greater than 15% and less than 100% of the outstanding Shares in respect of any Tender Offer made by any entity or person other than the Issuer or any subsidiary thereof or (y) greater than 20% and less than 100% of the outstanding Shares in respect of any Tender Offer made by the Issuer or any subsidiary thereof”.

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Calculation Agent Adjustment

Calculation Agent Adjustment:	If, with respect to a Merger Event or a Tender Offer, the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person that is not a corporation or is not organized under the laws of the United States, any State thereof or the District of Columbia, then Cancellation and Payment may apply at JPMorgan’s commercially reasonable election.

Composition of Combined Consideration:	Not Applicable

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Nationalization, Insolvency or Delisting:	Cancellation and Payment; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange. For purposes of this Confirmation (x) the phrase “will be cancelled” in the first line of Section 12.6(c)(ii) of the Equity Definitions shall be replaced with the phrase “may be cancelled by JPMorgan in its commercially reasonable discretion” and (y) the words “if so cancelled” shall be inserted immediately following the word “and” in the second line of Section 12.6(c)(ii) of the Equity Definitions.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position” (iii) adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” immediately following the word “Transaction” in clause (X) thereof and (iv) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable

Hedging Disruption:	Applicable; provided that Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting (i) the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (ii) the following at the end of such Section: “Such inability described in phrases (A) or (B) above shall not constitute a “Hedging Disruption” if such inability results solely from the Hedging Party’s creditworthiness or financial position”; provided, further that Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:	Applicable; provided that such increased cost described in Section 12.9(a)(vi) of the Equity Definitions shall not constitute an “Increased Cost of Hedging” if such increased cost results solely from the Hedging Party’s creditworthiness or financial position. For purposes of this Confirmation (x) the comma immediately preceding “(B)” in the seventh line of Section 12.9(b)(vi) of the Equity Definitions shall be replaced with the word “or”, (y) clause (C) of Section 12.9(b)(vi) of the Equity Definitions shall be deleted and (z) the words “either party” in the twelfth line of Section 12.9(b)(vi) of the Equity Definitions shall be replaced with the words “the Hedging Party”.

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Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Hedging Party:	For all applicable Disruption Events, JPMorgan.

Determining Party:	For all applicable Extraordinary Events, JPMorgan. All calculations and adjustments by the Determining Party shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Determining Party hereunder, upon written request by Counterparty, the Determining Party will provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation; provided, however, that in no event will the Determining Party be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it.

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

3.           Account Details:

(a)	Account for payments to Counterparty:

To be provided by Counterparty.

Account for delivery of Shares to Counterparty:

To be provided by Counterparty.

(b)	Account for payments to JPMorgan:

Bank:	JPMorgan Chase Bank, N.A.
ABA#:	021000021
Acct No.:	099997979
Beneficiary:	JPMorgan Chase Bank, N.A. New York
Ref:	Derivatives

Account for delivery of Shares from JPMorgan:

To be provided by JPMorgan.

4.            Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of JPMorgan for the Transaction is: London

JPMorgan Chase Bank, National Association

London Branch

25 Bank Street

Canary Wharf

London E14 5JP

England

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5.           Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Accelerate Diagnostics, Inc.
3950 South Country Club, Suite 470
Tucson, AZ 85714
Attention: General Counsel
Telephone No.:      +1 (520) 365-3100

(b)	Address for notices or communications to JPMorgan:

JPMorgan Chase Bank, National Association
EDG Marketing Support

Email:	edg_notices@jpmorgan.com
edg_ny_corporate_sales_support@jpmorgan.com
Facsimile No:	1-866-886-4506

 With a copy to:

Attention:	Yun Xie
Title:	Executive Director
Telephone No:	415-315-4956
Email:	yun.x.xie@jpmorgan.com

6.           Representations, Warranties and Agreements.

I.       Representations, Warranties and Agreements of Counterparty. Each of the representations and warranties of Counterparty set forth in Section 3 of the Purchase Agreement (the “Purchase Agreement”), dated as of March 22, 2018, between Counterparty and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers party thereto (the “Initial Purchasers”), are true and correct and are hereby deemed to be repeated to JPMorgan as if set forth herein. Furthermore, in addition to the representations set forth in the Master Agreement, Counterparty represents and warrants to, and agrees with, JPMorgan, on the date hereof, that:

(a)        (i) It is not entering into the Transaction on behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under the Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of the Transaction; (ii) it understands that the Transaction is subject to complex risks which may arise without warning and may at times be volatile, and that losses may occur quickly and in unanticipated magnitude; (iii) it is authorized to enter into the Transaction; (iv) it has consulted with its legal advisor(s) and has reached its own conclusions about the Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from the Transaction; (v) it has concluded that the Transaction is suitable in light of its own investment objectives, financial condition and expertise; and (vi) neither JPMorgan nor any of its affiliates has advised it with respect to any legal, regulatory, tax, accounting or economic consequences arising from the Transaction, and neither JPMorgan nor any of its affiliates is acting as agent, or advisor for Counterparty in connection with the Transaction.

(b)       Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

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(c)       The reports and other documents filed by Counterparty with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to update prior statements and amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. Counterparty is not in possession of any material nonpublic information regarding the business, operations or prospects of Counterparty or the Shares.

(d)       Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) in violation of the Exchange Act.

(e)       Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Exchange Act of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second Scheduled Trading Day immediately following the Effective Date, engage in any such distribution. Counterparty shall not, during (x) the period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding March 15, 2023 and ending on, and including, the second Scheduled Trading Day immediately following March 15, 2023 or (y) the period beginning on, and including, the date on which Counterparty or any subsidiary thereof repurchases or exchanges any of Counterparty’s 2.50% Convertible Senior Notes due 2023 (the “Notes”) pursuant to the terms thereof, commences a tender offer for the Notes or enters into any agreement to repurchase or exchange the Notes, and ending on, and including, the second Scheduled Trading Day immediately following completion by JPMorgan of any unwind activity with respect to JPMorgan’s Hedge Positions as a result of any such repurchase, exchange or tender offer (any period described in clause (x) or clause (y) a “Prohibited Period”), engage in any such distribution, other than a distribution meeting the requirements of one of the exceptions set forth in Rule 101(b) and Rule 102(b) of Regulation M. Counterparty shall give contemporaneous written notice to JPMorgan upon it or any of its subsidiaries repurchasing or exchanging the Notes pursuant to their terms, commencing a tender offer for the Notes or entering into any agreement to repurchase or exchange the Notes, and JPMorgan shall give prompt written notice to Counterparty of its completion of any unwind activity with respect to JPMorgan’s Hedge Positions as a result of such repurchase, exchange or tender offer.

(f)       The Transaction was approved by the board of directors of Counterparty, and Counterparty is entering into the Transaction solely for the purposes stated in such board resolution. There is no internal policy of Counterparty, whether written or oral, that would prohibit Counterparty from entering into any aspect of the Transaction, including, but not limited to, the purchases of Shares to be made pursuant hereto.

(g)       Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of the Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

(h)       On and immediately after the Trade Date and the Prepayment Date (A) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature, (D) Counterparty is not, and will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), and (E) Counterparty could have purchased Shares with an aggregate purchase price equal to the Prepayment Amount in compliance with the corporate laws of the jurisdiction of its incorporation.

(i)       Counterparty has made, and will make, all filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby.

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(j)       Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will (i) conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, (ii) violate any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency or (iii) conflict with or result in a breach of any agreement or instrument to which Counterparty is a party or by which Counterparty is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a material adverse effect on Counterparty.

(k)       No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

(l)       Counterparty is not and, after giving effect to the transactions contemplated in this Confirmation, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m)       No U.S. state or local law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of JPMorgan or its affiliates owning or holding (however defined) Shares, other than any regulation that JPMorgan would be subject to as a result of its being a regulated entity under various applicable laws, including U.S. securities laws and FINRA.

(n)       On the Trade Date and on any day during a Prohibited Period, neither Counterparty nor any “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares.

(o)       The assets of Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

II.       Representations and Warranties of Counterparty and JPMorgan. Counterparty and JPMorgan hereby by represent and warrant to JPMorgan and Counterparty, respectively, on the date hereof, that:

(a)       Each is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(b)       Each of JPMorgan and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof. Accordingly, Counterparty represents and warrants to JPMorgan that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

7.           Other Provisions.

(a)       Opinions. On or prior to the Effective Date, Counterparty shall deliver to JPMorgan an opinion of counsel, dated as of the Effective Date, in form and substance reasonably satisfactory to JPMorgan, with respect to the due incorporation, existence and good standing of Counterparty in Delaware, the due authorization, execution and delivery of this Confirmation, and, in respect of the execution, delivery and performance of this Confirmation, the absence of any conflict with or breach of any agreement required to be filed as an exhibit to Counterparty’s most recent Annual Report on Form 10-K, Counterparty’s certificate of incorporation or Counterparty’s by-laws. Delivery of such opinion to JPMorgan shall be a condition precedent for the purpose of Section 2(a)(iii) of the Master Agreement with respect to each obligation of JPMorgan under Section 2(a)(i) of the Master Agreement.

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(b)       Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give JPMorgan a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than 48.4 million (in the case of the first such notice) or (ii) thereafter more than 5.6 million less than the number of Shares included in the immediately preceding Repurchase Notice. Counterparty agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to JPMorgan’s commercially reasonable hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide JPMorgan with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide JPMorgan with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

(c)       Early Unwind. In the event the sale of the “Underwritten Securities” (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers for any reason, or Counterparty fails to deliver to JPMorgan an opinion of counsel as required pursuant to Section 7(a), in each case by 12:00 p.m. (New York City time) on the Prepayment Date, or such later date as agreed upon by the parties (the Prepayment Date or such later date, the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of JPMorgan and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date. Each of JPMorgan and Counterparty represents and acknowledges to the other that upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

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(d)       Transfer or Assignment.

(i) JPMorgan may transfer or assign (a “Transfer”) all or any part of its rights or obligations under the Transaction (A) to any affiliate of JPMorgan, without Counterparty’s consent (1)(I) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than JPMorgan’s credit rating at the time of such Transfer or (II) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by JPMorgan generally for similar transactions, by JPMorgan or JPMorgan Chase & Co., (2) so long as an Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer or assignment and (3) so long as a result of such transfer or assignment, Counterparty will not be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement, as applicable, greater than the amount that Counterparty would have been required to pay to JPMorgan in the absence of such transfer or assignment except to the extent the greater amount is due to a Change in Tax Law after the date of such transfer or assignment or (B) with Counterparty’s consent (such consent not to be unreasonably withheld) to any other third party with a rating for its long term, unsecured and unsubordinated indebtedness (or to any other third party whose obligations are guaranteed by an entity with a rating for its long term, unsecured and unsubordinated indebtedness) equal to or better than the lesser of (1) the credit rating of JPMorgan at the time of the transfer and (2) A- by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or A3 by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and JPMorgan. JPMorgan shall promptly provide written notice to Counterparty of any such Transfer. If at any time at which (A) the Section 16 Percentage exceeds 8.5%, (B) the Forward Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), JPMorgan is unable after using its commercially reasonable efforts to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan such that no Excess Ownership Position exists, then JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that JPMorgan so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Master Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Shares equal to the number of Shares underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Section 7(f) shall apply to any amount that is payable by JPMorgan to Counterparty pursuant to this sentence as if Counterparty was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that JPMorgan and any of its affiliates or any other person subject to aggregation with JPMorgan for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which JPMorgan is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Forward Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the Number of Shares and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that JPMorgan and any person whose ownership position would be aggregated with that of JPMorgan (JPMorgan or any such person, a “JPMorgan Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by JPMorgan in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a JPMorgan Person, or could result in an adverse effect on a JPMorgan Person, under any Applicable Restriction, as determined by JPMorgan in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

(ii) Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform JPMorgan’s obligations in respect of the Transaction and any such designee may assume such obligations (a “JPMorgan Affiliated Entity”). JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance by such JPMorgan Affiliated Entity of JPMorgan’s obligations hereunder.

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(e)       Staggered Settlement. If upon advice of counsel with respect to any legal, regulatory or self-regulatory requirements or related policies or procedures applicable to JPMorgan, including any requirements, policies or procedures relating to JPMorgan’s commercially reasonable hedging activities hereunder that would be customarily applicable to transactions of this type by JPMorgan, JPMorgan reasonably determines that it would not be practicable or advisable to deliver, or to acquire Shares to deliver, any or all of the Shares to be delivered by JPMorgan on any Settlement Date for the Transaction, JPMorgan may, by notice to Counterparty on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Daily Number of Shares otherwise deliverable on such Nominal Settlement Date on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on a Nominal Settlement Date as follows:

(1)	in such notice, JPMorgan will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date or delivery times;

(2)	the aggregate number of Shares that JPMorgan will deliver to Counterparty hereunder on all such Staggered Settlement Dates or delivery times will equal the number of Shares that JPMorgan would otherwise be required to deliver on such Nominal Settlement Date; and

(3)	the Physical Settlement terms will apply on each Staggered Settlement Date, except that the Daily Number of Shares otherwise deliverable on such Nominal Settlement Date will be allocated among such Staggered Settlement Dates or delivery times as specified by JPMorgan in the notice referred to in clause (1) above.

Notwithstanding anything herein to the contrary, solely in connection with a Staggered Settlement Date, JPMorgan shall be entitled to deliver Shares to Counterparty from time to time prior to the date on which JPMorgan would be obligated to deliver them to Counterparty pursuant to the Physical Settlement terms set forth above, and Counterparty agrees to credit all such early deliveries against JPMorgan’s obligations hereunder in the direct order in which such obligations arise. No such early delivery of Shares will accelerate or otherwise affect any of Counterparty’s obligations to JPMorgan hereunder.

(f)       Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to the Transaction or (b) the Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event, and if JPMorgan would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Master Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then JPMorgan shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below).

Share Termination Alternative:	If applicable, JPMorgan shall deliver to Counterparty the Share Termination Delivery Property on, or within a commercially reasonable period of time after, the date when the relevant Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) and 6(e) of the Master Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of such Payment Obligation in the manner reasonably requested by Counterparty free of payment.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation, divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

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Share Termination Unit Price:	The value to JPMorgan of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to JPMorgan at the time of notification of the Payment Obligation. For the avoidance of doubt, the parties agree that in determining the Share Termination Delivery Unit Price, the Calculation Agent may consider the purchase price paid in connection with the purchase of Share Termination Delivery Property or the per Share unwind price of any Share-linked commercially reasonable Hedge Positions, as the case may be.

Share Termination Delivery Unit:	One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of such Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event, as determined by the Calculation Agent.

Failure to Deliver:	Applicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to the Transaction means that the Share Termination Alternative is applicable to the Transaction.

(g)       Securities Contract, Swap Agreement. The parties hereto intend for (i) the Transaction to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default, Early Termination Event, Extraordinary Event or Additional Disruption Event under this Confirmation with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(h)       No Collateral, Netting or Setoff. Notwithstanding any provision of the Master Agreement, or any other agreement between the parties, to the contrary, no collateral is transferred in connection with the Transaction. Obligations under the Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Master Agreement) against any other obligations of the parties, whether arising under the Master Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Master Agreement) against obligations under the Transaction, whether arising under the Master Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

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(i)       Status of Claims in Bankruptcy. JPMorgan acknowledges and agrees that this Confirmation is not intended to convey to JPMorgan rights against Counterparty with respect to the Transaction that are senior to the claims of common stockholders of Counterparty in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit JPMorgan’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit JPMorgan’s rights in respect of any transactions other than the Transaction.

(j)       Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York (without reference to choice of law doctrine).

(k)       Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(l)       Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(m)       Right to Extend. JPMorgan may postpone or add, in whole or in part, any Valuation Dates and related Settlement Dates, or any other date of valuation, payment or delivery by JPMorgan, with respect to some or all of the Number of Shares hereunder, if JPMorgan reasonably determines, in its discretion, based on advice of counsel in the case of the immediately following clause (ii), that such action is reasonably necessary or appropriate (i) to preserve JPMorgan’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) to enable JPMorgan to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if JPMorgan were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements or related policies and procedures applicable to JPMorgan, including any requirements, policies or procedures relating to JPMorgan’s commercially reasonable hedging activities hereunder; provided that that in no event shall JPMorgan have the right to so postpone or add any Valuation Date(s), Settlement Date(s) or any other date of valuation, payment or delivery beyond the 80th Scheduled Trading Day (excluding any Scheduled Trading Day on which a Market Disruption Event occurs) immediately following the Maturity Date.

(n)       Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Master Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Master Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Master Agreement)).

(o)       Payment by Counterparty. In the event that, following payment of the Prepayment Amount (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default and, as a result, Counterparty owes to JPMorgan an amount calculated under Section 6(e) of the Master Agreement or (ii) Counterparty owes to JPMorgan, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, in each case, such amount shall be deemed to be zero.

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(p)       Delivery or Receipt of Cash. For the avoidance of doubt, other than payment of the Prepayment Amount by Counterparty and receipt by Counterparty of any payment pursuant to the provisions under the heading “Dividends” in Section 2, nothing in this Confirmation shall be interpreted as requiring Counterparty to pay or receive cash, except in circumstances where payment or receipt of cash is within Counterparty’s control or in those circumstances in which holders of Shares would also receive cash.

(q)       Notice. Counterparty shall, upon obtaining knowledge of the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default in respect of which it would be the Defaulting Party, a Termination Event in respect of which it would be an Affected Party, a Potential Adjustment Event or an Extraordinary Event (including without limitation an Additional Disruption Event), notify JPMorgan within one Scheduled Trading Day of the occurrence of obtaining such knowledge.

(r)       Agreements and Acknowledgements Regarding Hedging. (i) Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the final Valuation Date, JPMorgan and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) JPMorgan and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) JPMorgan shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Counterparty shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price; and (D) any market activities of JPMorgan and its affiliates with respect to Shares may affect the market price and volatility of Shares in a manner that may be adverse to Counterparty.

(ii)       JPMorgan agrees to use commercially reasonable efforts to establish its initial Hedge Positions, or portion thereof, with respect to the Transactions that consists of over-the-counter equity derivative transactions relating to the Shares with one or more counterparties that JPMorgan believes in good faith to be purchaser(s) of the Notes at or around the time it agrees to enter into such transaction with each such counterparty (it being understood that for the avoidance of doubt, following the establishment of such Hedge Position, JPMorgan shall not be required to maintain any such Hedge Positions with any such counterparties). JPMorgan further agrees that it will not establish subsequent Hedge Positions, or any portion thereof, with respect to the Transactions that relate to the Shares, unless JPMorgan has reason to believe, in good faith, that the counterparty to a transaction in respect of any such Hedge Position is a holder of the Notes at or around the time it agrees to enter into such transaction with JPMorgan (it being understood that, for the avoidance of doubt, following the establishment of such subsequent Hedge Position, JPMorgan shall not be required to maintain such Hedge Position with such counterparty).

(s)       Role of Agent. Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of JPMorgan (“JPMS”), has acted solely as agent and not as principal with respect to the Transaction and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under the Transaction.

(t)       Tax Matters.

(i)       For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and Dealer agrees to deliver to Counterparty, as applicable, a U.S. Internal Revenue Service Form W-8ECI or Form W-9 (or successor thereto), (a) on or before the date of execution of this Confirmation and (b) promptly upon learning that any such tax form previously provided has become obsolete or incorrect, and further Counterparty and Dealer shall promptly provide such other tax forms and documents as reasonably requested.

(ii)       Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

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(iii)       HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

[Signatures to follow on separate page]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to J.P. Morgan Securities LLC, 383 Madison Ave, New York, NY 10179, and by email to EDG_Notices@jpmorgan.com and EDG_NY_Corporate_Sales_Support@jpmorgan.com.

Yours sincerely,

J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association

By:	/s/Yun Xie
Name:	Yun Xie
Title:	Executive Director

Confirmed as of the date first

above written:

Accelerate Diagnostics, Inc.

By:	/s/Steve Reichling
Name:	Steve Reichling
Title:	Chief Financial Officer

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP

Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.

Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct

Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.